Exhibit (j)(1)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 19, 2005, relating to the financial statements and financial highlights which appears in the June 30, 2005 Annual Report to the Shareholders and Board o Directors of Morgan Keegan Select Fund, Inc. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

                         /s/ PricewaterhouseCoopers LLP

Memphis, TN
October 24, 2005